SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 7, 2006 (March 3, 2006)
Date of Report (Date of earliest event reported)

REGENERX BIOPHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-1992
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2006, RegeneRx Biopharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell, in a registered direct offering, 2,591,952 shares of common stock, par value $.001, of the Company (the “Common Stock”) for the purchase price of $2.81 per share. In addition, the Investors will receive warrants (“Warrants”) to purchase 907,182 shares of Common Stock for a five-year period, which become exercisable on any business day after six (6) months from the date of issuance, at the exercise price of $4.06 per share. The shares were offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement on Form S-3 (Reg. Statement No. 333-125861). The closing of this offering is subject to certain conditions, including the approval by the American Stock Exchange for the listing of the shares of common stock and the approval by the Corporate Financing Department of the National Association of Securities Dealers.

The foregoing descriptions of the Securities Purchase Agreement and Warrants are merely summaries and are not intended to be complete. The forms of such documents are filed as exhibits on this Current Report and the full text of each such exhibit is incorporated herein by reference in its entirety. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of the Warrants is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On March 7, 2006, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement and Warrants referenced in Item 1.01 of this Current Report. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	4.1	Form of Warrant
	10.1	Form of Securities Purchase Agreement
	99.1	Press Release dated March 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: March 7, 2006	By:	/s/ J.J. Finkelstein

J.J. Finkelstein President and Chief Executive Officer